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Pricing Supplement No. 26 Dated July 18, 1997 Filed Pursuant to: Rule 424 (b)(3)
(To Prospectus dated February 1, 1996 and                     File No.: 33-65431
Prospectus Supplement dated March 28, 1996)

                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES G
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
Date of Issue:  7/21/97     [X] Fixed Rate         [ ] Commercial Paper Rate Note      [ ] LIBOR Reuters
                            [X] Senior             [ ] Federal Funds Rate Note         [ ] LIBOR Telerate
Maturity Date:  7/21/00     [ ] Subordinated       [ ] CD Rate Note                    [ ] Prime Rate Note
                                                   [ ] CMT Rate Note                   [ ] Treasury Rate Note
                                                   [ ] LIBOR Note

Principal Amount:   $100,000,000.00

Issue Price (As a Percentage of Principal Amount):  100%

Interest Rate/Initial Interest Rate:  6.25%

Interest Payment Dates:  January 21 and July 21 of each year

Interest Reset Dates:  None

Index Maturity:  None

Designate CMT Maturity Index:  None

Spread:  None

Spread Multiplier:  None

Minimum Interest Rate:  None

Maximum Interest Rate:  None

Interest Payment Period:  None

Interest Rate Reset Period:  None

Redemption Date(s) or Period:  None

Optional Repayment Date(s):  None

Calculation Agent (If Applicable):  None

Additional Terms:

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.